UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2017

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On April 21, 2017, we amended our lease with 1411 IC-SIC Property LLC, as landlord, for our office space located at 1411 Broadway, New York, New York. Under the amendment, we will lease an additional 16,587 square feet of office space on the building’s 25th floor. The amendment extends the base term of the lease to run for 11 years after the landlord delivers possession of the new space, which we expect will occur in our second fiscal quarter of 2017, and provides for up to an approximately $1.4 million in reimbursements from the landlord for improvements we make to the new space in the first year. The annual fixed rent for the new space, exclusive of customary operating costs and expenses, will be abated in full for the first year, and then will be $99,522.00 per month, or $1,194,264.00 per annum, for the next five years, after which it will increase to $107,815.50 per month, or $1,293,786.00 per annum, for the remainder of the lease’s new base term. The annual fixed rent for the 25,261 square feet of office space we currently lease on the 35th floor of the building, exclusive of customary operating costs and expenses, for the period running from June 1, 2026, the original end of the lease’s base term, through the new end of the lease’s base term will be $166,301.58 per month, or $1,995,619.00 per annum. Subject to certain conditions, the new base term of the lease will be extendible by us, but only as to all of the office space rented under it, for one five-year period. The performance of our obligations under the amended lease will be secured by an approximately $1.3 million letter of credit.

A copy of the lease amendment is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)        Exhibits

Number	Title
10.1	First Amendment to Lease dated April 21, 2017 by and between CRA International, Inc. and 1411 IC-SIC Property LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: May 5, 2017	By:	/s/ Chad M. Holmes
Chad M. Holmes
Chief Financial Officer, Executive Vice President and Treasurer

EXHIBIT INDEX

Number	Title
10.1	First Amendment to Lease dated April 21, 2017 by and between CRA International, Inc. and 1411 IC-SIC Property LLC